Exhibit 99.1

Genie Energy Announces Third Quarter 2023 Results

Revenue increased 54% year-over-year to a quarterly record $125 million

Increased 2023 Adjusted EBITDA1 guidance to $52 million to $57 million (versus prior guidance of $47 million to $55 million)

Year-over-year RCE and meter growth of 49% and 42% respectively

Newark, NJ – November 6, 2023: Genie Energy, Ltd. (NYSE: GNE), a leading retail energy and renewable energy solutions provider, today announced results for the third quarter ended September 30, 2023.

Michael Stein, chief executive officer of Genie Energy, commented:

"Our third quarter results were highlighted by record quarterly revenue and the strong bottom-line performance of our domestic energy supply business. In the year-ago quarter, in light of that period's unprecedented market volatility, we adjusted our commodity management strategy, curtailed customer acquisitions, and exited our European business to maximize profit and cash flow.  This year's third-quarter results reflect the underlying strength of our domestic retail business under normalized market conditions and our successful efforts this year to add new retail customers with favorable economics.

"On a consolidated basis, our robust bottom-line results in the third quarter drove a 24% increase in cash flow from operations which further fortified our balance sheet. We closed the quarter with cash, restricted cash and marketable equity securities of $143.8 million.

"As a result of our strong performance year to date and overall 2023 outlook, we are increasing our previous consolidated 2023 Adjusted EBITDA guidance range of $47 to $55 million to $52 to $57 million. This range increase reflects our strong third quarter and continued optimism about the business as we head into winter.

"Genie Renewables continues to expand its solar project development pipeline as we execute on our growth strategy - evaluating additional candidates for our solar project pipeline while advancing the current portfolio through the development cycle. At September 30th, our pipeline comprised 17 projects aggregating 114MW, including two projects under construction totaling 10MW."

Third Quarter 2023 Highlights

(Versus 3Q22 unless otherwise noted. Excludes discontinued operations of Genie Retail Energy International (GREI) for all periods unless otherwise noted.)

●	Revenue increased 53.8% to $125.0 million from $81.3 million;
●	Gross profit decreased 4.8% to $41.1 million and gross margin decreased to 32.9% from 53.1%;
●	Income from operations decreased 24.0% to $17.9 million and
●	Adjusted EBITDA[1] decreased 24.3% to $18.5 million;
●	Net income from continuing operations attributable to Genie common stockholders decreased to $14.8 million from $22.3 million and diluted income per share EPS from continuing operations decreased to $0.54 from $0.85;
●	Net income attributable to Genie common stockholders decreased to $14.5 million from $18.3 million and diluted EPS decreased to $0.53 from $0.70;
	●	Net income and EPS attributable to Genie common stockholders included a loss from discontinued operations of $0.3 million, or $0.01, compared to a loss of $3.9 million or $0.15;
	●	Cash, restricted cash and marketable equity securities increased to $143.8 million at September 30, 2023, from $115.1 million at June 30, 2023;
	●	Genie Energy will pay a $0.075 per share quarterly dividend to Class A and Class B common stockholders on or about November 21, 2023, with a record date of November 13, 2023;
[1]	Adjusted EBITDA for all periods presented is a non-GAAP measure intended to provide useful information that supplements the core operating results in accordance with GAAP of Genie Energy or the relevant segment. Please refer to the Reconciliation of Non-GAAP Financial Measure at the end of this release for an explanation of Adjusted EBITDA, as well as reconciliations to its most directly comparable GAAP measure.

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Select Financial Metrics*

	Three Months Ended September 30,
(in $M except for EPS)**	3Q23	3Q22	Change
Total Revenue	$125.0	$81.3	53.8%
Genie Retail Energy	$120.3	$79.9	50.5%
Genie Renewables	$4.7	$1.4	246.2%
Gross Margin	32.9%	53.1%	(2,020)	bps
Genie Retail Energy	33.9%	54.1%	(2,020)	bps
Genie Renewables	5.3%	(6.3)%	1,160	bps
Income from Operations	$17.9	$23.5	(24.0)%
Operating Margin	14.3%	29.0%	(1,470)	bps
Net Income from Continuing Operations	$14.5	$17.4	(16.8)%
Net Loss Attributable to Discontinued Operations	$(0.3)	$(1.5)	(79.1)%
Net Income Attributable to Genie Energy Ltd. Common Stockholders	$14.5	$18.3	(21.0)%
Diluted Earnings Per Share	$0.53	$0.70	(24.3)%
Adjusted EBITDA[1]	$18.5	$24.5	(24.3)%
Cash Flow from Continuing Operating Activities	$28.0	$22.5	24.4%

*	GREI operations were classified as a discontinued operation in 2022 and its results are excluded from current and historical results
**	Numbers may not add due to rounding

Segment Highlights

Genie Retail Energy (GRE)

GRE revenue increased 50.5% to $120.3 million from $79.9 million driven by strong customer acquisitions during the first half of 2023. Income from operations decreased 19.7% to $22.0 million, and Adjusted EBITDA decreased 19.5% to $22.3 million, reflecting GRE's elevated gross margins in the year-ago quarter.

Meters and RCEs served increased year-over-year by 114,000 and 124,000 to 385,000 and 375,000, respectively, as of September 30, 2023. Average monthly churn decreased to 4.4% in 3Q23 from 4.7% in 3Q22 and increased from 4.3% in 2Q23.

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Genie Retail Energy (GRE) Select Performance Metrics

RCEs and Meters in 1000s*	3Q23	3Q22	Change
Total RCEs	375	251	49%
Electricity	298	174	71.3%
Natural Gas	77	77	(0.1)%
Total Meters	385	271	42.2%
Electricity	304	193	57.2%
Natural Gas	81	77	4.9%
Gross Adds	60	33	81.3%
Churn	4.4%	4.7%	(30)	bps

*	Numbers may not add due to rounding

Genie Renewables (GREW)

GREW increased third quarter revenue year-over-year, driven by growth at Genie Solar, Diversegy, and CityCom Solar. A reduction in the value of solar panels held in inventory at Genie Solar due to delayed in-project timelines impacted GREW's results.

Genie Solar continued to advance its project development pipeline during the third quarter. At September 30, Genie Solar's pipeline comprised 17 potential projects totaling 114MW in development.

Pipeline	Total	Site Control	Permitting	Construction
MW	114	97	6	10
Project Count	17	14	1	2

Balance Sheet and Cash Flow Highlights

As of September 30, 2023, Genie Energy reported cash, restricted cash and marketable equity securities of $143.8 million, an increase from $115.1 million at June 30, 2023.

Total assets as of September 30, 2023 were $315.7 million. Liabilities totaled $108.3 million, and working capital (current assets less current liabilities) totaled $164.5 million. Non-current liabilities were $2.5 million.

Net cash provided by operating activities was $28.0 million compared to $22.5 million a year ago.

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Trended Financial Information:*

(in $M except for EPS, RCEs and Meters)**	1Q22	2Q22	3Q22	4Q22	1Q23	2Q23	3Q23	2021	2022	TTM
Total Revenue	$85.9	$66.9	$81.3	$81.4	$105.3	$93.5	$125.0	$323.3	$315.5	$405.2
Genie Retail Energy	$83.9	$63.2	$79.9	$77.0	$101.4	$89.7	$120.3	$311.8	$304.0	$388.5
Electricity	$59.4	$53.1	$73.8	$55.6	$74.5	$80.2	$114.0	$273.0	$241.8	$324.3
Natural Gas	$24.5	$10.1	$6.2	$21.4	$26.9	$9.0	$5.0	$38.8	$62.1	$62.3
Others	$0.0	$0.0	$0.0	$0.0	$0.0	$0.6	$1.3	$0.0	$0.0	$1.9
Genie Renewables	$2.0	$3.8	$1.4	$4.4	$3.9	$3.7	$4.7	$7.5	$11.6	$16.7
Gross Margin	54.8%	44.5%	53.1%	42.7%	31.6%	40.9%	32.9%	28.3%	49.1%	36.4%
Genie Retail Energy	55.5%	45.9%	54.1%	44.4%	32.1%	41.8%	33.9%	29.1%	50.3%	37.3%
Genie Renewables	25.7%	21.6%	-6.3%	12.4%	19.3%	19.6%	5.3%	37.1%	15.6%	95.6%
Income from Operations	$27.0	$11.8	$23.5	$15.5	$11.3	$15.0	$17.9	$24.1	$77.7	$59.7
Operating Margin	31.4%	17.6%	29.0%	19.0%	10.7%	16.1%	14.3%	7.5%	24.6%	14.7%
Net (Loss) Income Attributable to Discontinued Operations	$(1.9)	$29.3	$(1.5)	$4.5	$3.1	$3.2	$(0.3)	$11.7	$30.4	$10.4
Net Income Attributable to Genie Energy Ltd. Common Stockholders	$17.5	$33.9	$18.3	$16.2	$14.3	$15.0	$14.5	$27.5	$27.5	$59.9
Diluted Earnings Per Share	$0.67	$1.30	$0.70	$0.59	$0.54	$0.57	$0.53	$1.05	$3.26	$2.2
Adjusted EBITDA	$28.0	$12.2	$24.5	$18.5	$12.4	$15.8	$18.5	$27.8	$83.2	$65.2
Genie Retail Energy Performance Metrics
RCEs	260	263	251	262	352	380	375	260	262	375
Electricity	182	185	174	181	276	304	298	189	181	298
Natural Gas	78	77	77	81	77	76	77	71	81	77
Meters	286	280	271	275	349	381	385	285	276	385
Electricity	209	203	193	196	271	302	304	210	197	304
Natural Gas	77	77	77	79	78	80	81	75	79	81
Gross Adds	44	34	33	47	129	75	60	177	159	311
Churn***	4.5%	4.4%	4.7%	5.5%	4.4%	4.3%	4.4%	4.5%	4.8%	4.6%

*	GREI operations have been classified as a discontinued operation and its results excluded from current and historical results
**	Numbers may not add due to rounding
***	Excludes expiration of low margin aggregation deals

Earnings Announcement and Supplemental Information

At 8:30 AM Eastern this morning, Genie Energy’s management will host a conference call to discuss financial and operational results, business outlook, and strategy. The call will begin with management’s remarks, followed by Q&A with investors.

To participate in the conference call, dial 1-888-506-0062 (toll-free from the US) or 1-973-528-0011 (international) and provide the following participant access code: 383695.

Approximately three hours after the call, a call replay will be accessible by dialing 1-877-481-4010 (toll-free from the US) or 1-919-882-2331 (international) and providing the replay passcode: 49300. The replay will remain available through Monday, November 20, 2023. In addition, a recording of the call will be available for playback on the “Investors” section of the Genie Energy website.

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About Genie Energy Ltd.

Genie Energy Ltd., (NYSE: GNE) is a retail energy and renewable energy solutions provider. The Genie Retail Energy division supplies electricity, including electricity from renewable resources, and natural gas to residential and small business customers in the United States. The Genie Renewables division is a vertically-integrated provider of commercial, community, and utility-scale solar energy solutions. For more information, visit Genie.com.

In this press release, all statements that are not purely about historical facts, including, but not limited to, those in which we use the words "believe," "anticipate," "expect," "plan," "intend," "estimate, "target" and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors, including, but not limited to, those described in our most recent report on SEC Form 10-K (under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"), which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. We are under no obligation, and expressly disclaim any obligation, to update the forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

Contact:

Brian Siegel IRC, MBA

Senior Managing Director

Hayden IR

(346) 396-8696

brian@haydenir.com

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GENIE ENERGY LTD.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	September 30, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$139,829	$98,571
Restricted cash—short-term	3,574	6,007
Marketable equity securities	411	490
Trade accounts receivable, net of allowance for doubtful accounts of $6,365 and $4,826 at September 30, 2023 and December 31, 2022, respectively	60,682	55,134
Inventory	15,306	15,714
Prepaid expenses	11,891	6,822
Other current assets	4,625	6,207
Current assets of discontinued operations	33,923	38,688
Total current assets	270,241	227,633
Property and equipment, net	6,112	891
Goodwill	9,998	9,998
Other intangibles, net	2,834	3,133
Deferred income tax assets, net	5,799	5,799
Other assets	13,150	13,856
Noncurrent assets of discontinued operations	7,553	16,305
Total assets	$315,687	$277,615
Liabilities and equity
Current liabilities:
Trade accounts payable	24,857	25,313
Accrued expenses	45,444	35,659
Income taxes payable	16,010	22,576
Due to IDT Corporation, net	120	165
Other current liabilities	8,624	4,549
Current liabilities of discontinued operations	10,736	10,936
Total current liabilities	105,791	99,198
Other liabilities	1,859	4,087
Noncurrent liabilities of discontinued operations	668	686
Total liabilities	108,318	103,971
Commitments and contingencies	—	—
Equity:
Genie Energy Ltd. stockholders’ equity:
Preferred stock, $0.01 par value; authorized shares - 10,000:
Series 2012-A, Preferred Stock (liquidation preference, $8.50 per share), designated shares - 8,750; 0 and 983 shares issued and outstanding at September 30, 2023 and December 31, 2022	—	8,359
Class A common stock, $0.01 par value; authorized shares - 35,000; 1,574 shares issued and outstanding at September 30, 2023 and December 31, 2022	16	16
Class B common stock, $0.01 par value; authorized shares - 200,000; 28,764 and 27,126 shares issued and 25,820 and 24,421 shares outstanding at September 30, 2023 and December 31, 2022, respectively	288	271
Additional paid-in capital	154,948	146,546
Treasury stock, at cost, consisting of 2,944 and 2,705 shares of Class B common stock at September 30, 2023 and December 31, 2022	(22,469)	(19,010)
Accumulated other comprehensive income	1,413	1,926
Retained earnings	86,759	49,010
Total Genie Energy Ltd. stockholders’ equity	220,955	187,118
Noncontrolling interests	(13,586)	(13,474)
Total equity	207,369	173,644
Total liabilities and equity	$315,687	$277,615

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 GENIE ENERGY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands, except per share data)
Revenues:
Electricity	$114,002	$73,764	$268,688	$186,207
Natural gas	4,990	6,153	40,890	40,754
Other	6,057	1,368	14,209	7,189
Total revenues	125,049	81,285	323,787	234,150
Cost of revenues	83,967	38,142	211,211	114,082
Gross profit	41,082	43,143	112,576	120,068
Operating expenses:
Selling, general and administrative	23,196	19,605	68,380	57,796
Income from operations	17,886	23,538	44,196	62,272
Interest income	1,331	194	3,313	259
Interest expense	(27)	(33)	(75)	(135)
Gain (loss) on marketable equity securities and investments	334	57	385	(742)
Other (loss) income, net	(4)	156	3,137	(712)
Income before income taxes	19,520	23,912	50,956	60,942
Provision for income taxes	(5,018)	(6,482)	(12,951)	(16,791)
Net income from continuing operations	14,502	17,430	38,005	44,151
(Loss) income from discontinued operations, net of taxes	(304)	(1,459)	5,923	25,929
Net income	14,198	15,971	43,928	70,080
Net income attributable to noncontrolling interests, net	(261)	(2,797)	(118)	(1,056)
Net income attributable to Genie Energy Ltd.	14,459	18,768	44,046	71,136
Dividends on preferred stock	—	(454)	(333)	(1,448)
Net income attributable to Genie Energy Ltd. common stockholders	$14,459	$18,314	$43,713	$69,688

Amounts attributable to Genie Energy Ltd. common stockholders
Continuing operations	$14,763	$22,259	$37,789	$48,368
Discontinued operations	(304)	(3,945)	5,924	21,320
Net income attributable to Genie Energy Ltd. common stockholders	$14,459	$18,314	$43,713	$69,688

Earnings (loss) per share attributable to Genie Energy Ltd. common stockholders:
Basic:
Continuing operations	$0.55	$0.88	$1.48	$1.89
Discontinued operations	(0.01)	(0.15)	0.23	0.83
Earnings per share attributable to Genie Energy Ltd. common stockholders	$0.54	$0.73	$1.71	$2.72
Diluted
Continuing operations	$0.54	$0.85	$1.45	$1.84
Discontinued operations	(0.01)	(0.15)	0.23	0.81
Earnings per share attributable to Genie Energy Ltd. common stockholders	$0.53	$0.70	$1.68	$2.65

Weighted-average number of shares used in calculation of earnings per share:
Basic	26,615	25,233	25,541	25,623
Diluted	27,362	26,205	26,056	26,261

Dividends declared per common share	$0.075	$0.075	$0.225	$0.225
(i) Stock-based compensation included in selling, general and administrative expenses	$649	$713	$2,254	$2,232

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GENIE ENERGY LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
	(in thousands)
Operating activities
Net income	$43,928	$70,080
Net income from discontinued operations, net of tax	5,923	25,929
Net income from continuing operations	38,005	44,151
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	286	288
Provision for doubtful accounts receivable	1,722	2,116
Inventory valuation allowance	829	—
Unrealized (gain) loss on marketable equity securities and investment and others	(386)	833
Stock-based compensation	2,254	2,232
Change in assets and liabilities:
Trade accounts receivable	(7,271)	(4,331)
Inventory	(6,114)	(797)
Prepaid expenses	(3,753)	(3,641)
Other current assets and other assets	2,637	(6,084)
Trade accounts payable, accrued expenses and other liabilities	10,963	2,570
Due to IDT Corporation, net	(45)	(398)
Income taxes payable	(6,566)	8,009
Net cash provided by operating activities of continuing operations	32,561	44,948
Net cash provided by operating activities of discontinued operations	19,461	8,150
Net cash provided by operating activities	52,022	53,098
Investing activities
Capital expenditures	(878)	(1,058)
Proceeds from the sale of marketable equity securities and other investments	10,023	—
Purchase of marketable equity securities and other investments	(9,913)	(1,300)
Investment in notes receivables with related party	—	(1,505)
Repayment of notes receivable	19	19
Net cash used in investing activities of continuing operations	(749)	(3,844)
Net cash provided by (used in) investing activities of discontinued operations	2,578	(43,941)
Net cash provided by (used in) investing activities	1,829	(47,785)
Financing activities
Dividends paid	(6,818)	(6,894)
Repurchases of Class B common stock from employees	(2,338)	(409)
Proceeds from the exercise of warrants	5,000	—
Repurchase of Class B common stock	—	(4,414)
Redemption of preferred stock	(8,359)	(3,000)
Net cash used in financing activities	(12,515)	(14,717)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	61	(15)
Net increase (decrease) in cash, cash equivalents, and restricted cash	41,397	(9,419)
Cash, cash equivalents, and restricted cash (including cash held at discontinued operations) at beginning of period	106,080	102,149
Cash, cash equivalents and restricted cash (including cash held at discontinued operations) at end of the period	147,477	92,730
Less: Cash held at of discontinued operations at end of period	4,074	5,470
Cash, cash equivalents, and restricted cash (excluding cash held at discontinued operations) at end of period	$143,403	$87,260

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Reconciliation of Non-GAAP Financial Measure for the Third Quarter 2023

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States of America (GAAP), Genie Energy disclosed Adjusted EBITDA on a consolidated basis and for GRE. Adjusted EBITDA is a non-GAAP measure.

Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

Genie’s measure of consolidated Adjusted EBITDA starts with income from operations and adds back depreciation, amortization, and stock-based compensation and subtracts out impairment of assets and equity in the net loss of equity method investees, net.

Adjusted EBITDA should be considered in addition to, not as a substitute for, or superior to, revenue, gross profit, income from operations, cash flow from operating activities, net income, basic and diluted earnings per share or other measures of liquidity and financial performance prepared in accordance with GAAP. In addition, Genie’s measurement of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Management believes that Genie’s measure of Adjusted EBITDA provides useful information to both management and investors by excluding certain expenses that may not be indicative of Genie’s or GRE’s core operating results. Management uses Adjusted EBITDA, among other measures, as a relevant indicator of core operational strengths in its financial and operational decision-making.

Management also uses Adjusted EBITDA to evaluate operating performance in relation to Genie’s competitors. Disclosure of this non-GAAP financial measure may be useful to investors in evaluating performance and allows for greater transparency to the underlying supplemental information used by management in its financial and operational decision-making. In addition, Genie Energy has historically reported Adjusted EBITDA and believes it is commonly used by readers of financial information in assessing performance. Therefore, the inclusion of comparative numbers provides consistency in financial reporting at this time.

Management refers to Adjusted EBITDA as well as the GAAP measures revenue, gross profit, and income from operations, as well as net income, on a consolidated level to facilitate internal and external comparisons to Genie's historical operating results, in making operating decisions, for budget and planning purposes, and to form the basis upon which management is compensated.

Although depreciation and amortization are considered operating costs under GAAP, they primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. Genie’s operating results exclusive of depreciation and amortization are therefore useful indicators of its current performance.

Stock-based compensation recognized by Genie Energy and other companies may not be comparable because of the various valuation methodologies, subjective assumptions and the variety of types of awards that are permitted under GAAP. Stock-based compensation is excluded from Genie’s calculation of Adjusted EBITDA because management believes this allows investors to make more meaningful comparisons of the operating results of Genie’s core business with the results of other companies. However, stock-based compensation will continue to be a significant expense for Genie Energy for the foreseeable future and an important part of employees’ compensation that impacts their performance.

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Impairment of goodwill is a component of (loss) income from operations that is excluded from the calculation of Adjusted EBITDA. The impairment of goodwill is primarily dictated by events and circumstances outside the control of management that trigger an impairment analysis. While there may be similar charges in other periods, the nature and magnitude of these charges can fluctuate markedly and do not reflect the performance of Genie's continuing operations.

Following are the reconciliations of Adjusted EBITDA on a consolidated basis to its most directly comparable GAAP measure. Adjusted EBITDA is reconciled to income from operations for Genie Energy on a consolidated basis as well as for GRE.

Non-GAAP Reconciliation - Consolidated Adjusted EBITDA

	1Q22	2Q22	3Q22	4Q22	1Q23	2Q23	3Q23	2021	2022	TTM
Income (loss) from Operations	$27.0	$11.8	$23.5	$15.5	$11.3	$15.0	$17.9	$24.1	$77.7	$59.7
Add back
Depreciation and Amortization	$0.1	$0.1	$0.1	$0.1	$0.1	$0.1	$0.1	$0.4	$0.4	$0.4
Non-Cash Compensation	$0.8	$0.7	$0.7	$0.7	$0.8	$0.8	$0.6	$2.8	$2.9	$2.9
Impairment	$0.0	$0.0	$0.0	$2.1	$0.0	$0.0	$0.0	$0.0	$2.1	$2.1
Equity in the Loss of AMSO/GEUK	$0.1	$(0.4)	$0.2	$0.1	$0.2	$(0.1)	$0.0	$0.4	$(0.0)	$0.2
Adjusted EBITDA	$28.0	$12.2	$24.5	$18.5	$12.4	$15.8	$18.6	$27.8	$83.1	$65.3

Non-GAAP Reconciliation - GRE Adjusted EBITDA

(in millions)	3Q23	3Q22	TTM	2022	2021
Income (loss) from Operations	$22.0	$27.4	$77.4	$92.6	$34.7
Add back
Depreciation and Amortization	$0.1	$0.1	$0.4	$0.3	$0.4
Stock-based Compensation	$0.2	$0.2	$1.0	$1.0	$0.9
Adjusted EBITDA	$22.3	$27.7	$78.8	$93.9	$36.0

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